Kramer, Levin, Naftalis & Frankel
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852
                                (212) 715 - 9100


Arthur H. Aufses III          Monica C. Lord                   Sherwin Kamin
Thomas D. Balliett            Richard Marlin                 Arthur B. Kramer
Jay G. Baris                  Thomas E. Molner               Maurice N. Nessen
Philip Bentley                Thomas H. Moreland             Founding Partners
Saul E. Burian                Ellen R. Nadler                     Counsel
Barry Michael Cass            Gary P. Naftalis                     _____
Thomas E. Constance           Michael J. Nassau
Michael J. Dell               Michael S. Nelson                Martin Balsam
Kenneth H. Eckstein           Jay A. Neveloff                Joshua M. Berman
Charlotte M. Fischman         Michael S. Oberman              Jules Buchwald
David S. Frankel              Paul S. Pearlman               Rudolph de Winter
Marvin E. Frankel             Susan J.  Penry-Williams        Meyer Eisenberg
Alan R. Friedman              Bruce Rabb                      Arthur D. Emil
Carl Frischling               Allan E. Reznick                Maxwell M. Rabb
Mark J. Headley               Scott S. Rosenblum              James Schreiber
Robert M. Heller              Michele D. Ross                     Counsel
Philip S. Kaufman             Max J. Schwartz                      _____
Peter S. Kolevzon             Mark B. Segall
Kenneth P. Kopelman           Judith Singer                M. Frances Buchinsky
Michael Paul Korotkin         Howard A. Sobel                Abbe L. Dienstag
Shari K. Krouner              Jeffrey S. Trachtman          Ronald S. Greenberg
Kevin B. Leblang              Jonathan M. Wagner             Debora K. Grobman
David P. Levin                Harold P. Weinberger         Christian S. Herzeca
Ezra G. Levin                 E. Lisk Wyckoff, Jr.               Jane lee
Larry M. Loeb                                                Pinchas Mendelson
                                                             Lynn R. Saidenberg
                                                               Special Counsel
                                                                   -----

                                                                    FAX
                                                              (212) 715-8000
                                                                    ---
                                                         WRITER'S DIRECT NUMBER

                                                             (212)715-9100
                                                              -------------

                                  May 1, 1997




The Tocqueville Trust
1675 Broadway
New York, New York  10018

         Re: Reorganization of The Tocqueville Asia-Pacific Fund into The Tocqueville International Value Fund
                  ------------------------------------

Gentlemen:

         We have acted as  counsel to The  Tocqueville  Trust,  a  Massachusetts
business   trust  ("Trust"),   and  two  of  its  series  The   Tocqueville
International Value Fund ("International Value Fund") and The Tocqueville Asia-Pacific Fund ("Asia-Pacific Fund"), in connection with an Agreement and Plan of Reorganization (the "Plan") adopted by the Board of Trustees of the Trust on March 6, 1997, and to be presented to Shareholders of Asia-Pacific Fund on May 1, 1997. Pursuant to the Plan, substantially all of the then-existing assets of Asia-Pacific Fund will be transferred to International Value Fund in exchange for (i) the assumption of all the obligations and liabilities of Asia-Pacific Fund by International Value Fund and (ii) the issuance and delivery to Asia-Pacific Fund of full and fractional shares of International Value Fund's shares of beneficial interest (the "Shares"), and such Shares shall be distributed by Asia-Pacific Fund pro rata to its shareholders upon its liquidation. This opinion is furnished to you pursuant to paragraph 4(e) of the Plan. Capitalized terms used herein without definition which are defined in the Plan have the same respective meanings herein as therein.

         In rendering this opinion, (i) we have relied upon our knowledge that the Board of Trustees of the Trust, including a majority of the trustees who are not interested persons, has determined that the Reorganization is in the best interests of the existing shareholders of

KRAMER, LEVIN, NAFTALIS & FRANKEL

The Tocqueville Trust
May 1, 1997
Page 2

International Value Fund and Asia-Pacific Fund, and (ii) we have relied as to factual matters on representations provided by the officers of the Trust and have not independently established or verified the accuracy of such factual matters.

         As counsel for the Trust, we have reviewed its Declaration of Trust, as amended, Bylaws, resolutions of the Board of Trustees, registration statements (including the prospectuses contained therein), and the combined prospectus/proxy statement prepared in contemplation of the Reorganization and to be filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "Prospectus/Proxy Statement"). We also have made such inquiries of public officials and officers of the Trust and have examined originals, certified copies or copies otherwise identified to our satisfaction of such other documents, records and other instruments as we have deemed necessary or appropriate for the purposes of our opinions. With respect to all documents we reviewed or examined, we have assumed the genuineness of all signatures on original documents and the conformity to the original documents of all copies.

         We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States which are in effect on the date hereof. As to matters involving Massachusetts law, we have relied solely upon an opinion of Peabody & Brown, special Massachusetts counsel to the Trust, a copy of which is attached as Exhibit A, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

         Based upon, and subject to, the foregoing, we are of the opinion that:

               (1) the Trust is established as a Massachusetts business trusts and is validly existing under the laws of the Commonwealth of Massachusetts,

               (2) the Trust is an open-end investment company of the management type registered under the 1940 Act,

               (3) the Plan and the Reorganization provided for therein have been duly authorized and approved by all requisite trust action of the Trust,

               (4) the Plan and the Reorganization provided for therein does not result in any violation of the Declarations of Trust or By-laws of the Trust, and

KRAMER, LEVIN, NAFTALIS & FRANKEL

The Tocqueville Trust
May 1, 1997
Page 3


               (5) International Value Fund Shares to be issued in the Reorganization will be duly authorized and upon issuance thereof in accordance with the Plan will be validly issued, fully paid and non-assessable Shares (recognizing that, under Massachusetts law, shareholders of International Value Fund could, under certain circumstances, be held personally liable for obligations of International Value Fund).

         This opinion letter is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof. We specifically disclaim any responsibility to update or supplement this opinion letter to reflect any events or state of facts which may hereafter come to our attention, or any changes in statutes or regulations or any court decisions which may hereafter occur.

                                   Very truly yours,

                                   /s/ Kramer, Levin, Naftalis & Frankel
                                   -------------------------------------